Exhibit 99.1

2005-19

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (November 3, 2005) — Cooper Cameron Corporation Senior Vice President and Chief Financial Officer Franklin Myers will appear at the Banc of America 2005 Energy Conference on Tuesday, November 15, 2005. His remarks will be available on a live webcast.

The conference presentation will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 10:50 a.m. Eastern time (9:50 a.m. Central). The presentation will also be archived for replay through Cooper Cameron’s website.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation, metering and flow measurement equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com